FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

- Conference call on Thursday, August 7, 2008, at 9:00 a.m. Central Daylight Time.

HOUSTON, Texas, August 6, 2008 . . . Service Corporation International (NYSE: SCI), a provider of deathcare products and services, today reported results for the second quarter 2008. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$548.8	$565.5	$1,122.2	$1,173.0
Operating income	$83.5	$82.8	$182.9	$180.9
Net income	$31.4	$15.2	$72.9	$52.8
Diluted earnings per share	$.12	$.05	$.28	$.18
Earnings from continuing operations excluding special items(1)	$36.4	$32.4	$88.2	$84.1
Diluted earnings per share from continuing operations excluding special items(1)	$.14	$.11	$.33	$.28
Diluted weighted average shares outstanding	262.6	296.1	263.7	297.5
Net cash provided by operating activities	$70.2	$63.7	$116.5	$191.6
Net cash provided by operating activities excluding special items(1)	$70.2	$86.1	$209.8	$222.5

(1)
Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the heading “Non-GAAP Financial Measures”.

Highlights:

–	Diluted earnings per share from continuing operations excluding special items increased 27% to $0.14 compared to $0.11.

–
Revenues decreased $16.7 million, or 3.0%, as a result of significant divestiture activity throughout 2007 which included the sale of approximately 400 locations that generated more than $400 million of proceeds.

–	Despite a difficult economic environment, comparable average revenue per funeral service increased 4.4%. Comparable funeral services performed decreased 2.6%.

–	Improved sales and marketing efforts led to a comparable preneed funeral production increase of 20.3% and a comparable cemetery property sales production increase of 2.6%.

–
SCI returned more than $50.0 million in capital to shareholders in the second quarter of 2008 through a combination of dividends and share repurchases, bringing the year-to-date total capital returned to shareholders to $100.0 million in the first half of 2008.

SCI today reconfirmed all of the annual guidance provided on February 28, 2008.

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the second quarter of 2008:

“We continue to make significant progress, particularly with sales production in both our funeral and cemetery operations. In the face of difficult economic conditions, we saw increases in both our comparable preneed funeral sales production and our comparable cemetery property sales production. These results reflect our commitment to providing the appropriate sales infrastructure and the dedication of our hard-working employees,” said Tom Ryan, President and Chief Executive Officer.

CONSOLIDATED SEGMENT RESULTS

The following table reflects our consolidated segment results.

(In millions)	Three Months Ended June 30,
	2008	2007
Funeral
Revenues	$363.3	$375.9
Gross Profit	$72.4	$70.5
Gross Margin Percentage	19.9%	18.8%
Cemetery
Revenues	$185.5	$189.6
Gross Profit	$35.0	$32.7
Gross Margin Percentage	18.9%	17.3%

REVIEW OF RESULTS FOR SECOND QUARTER 2008

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”). We consider comparable operations as those owned for the entire period beginning January 1, 2007 and ending June 30, 2008.

(In millions, except funeral services performed, total preneed funeral contracts sold,and average revenue per funeral service or per contract sold)	Three Months Ended June 30,
	2008	2007
Comparable funeral revenue:
Atneed revenue	$234.7	$235.5
Recognized preneed revenue	110.0	103.8
Other revenue(1)	17.1	13.7
Total comparable funeral revenues	$361.8	$353.0

Comparable funeral gross profit	$73.0	$73.2
Comparable funeral gross margin percentage	20.2%	20.7%

Comparable funeral services performed:

Preneed	22,956	22,137
Atneed	44,860	47,524
Total	67,816	69,661

Comparable average revenue per funeral service	$5,083	$4,871

Comparable preneed funeral sales production:
Sales	$122.9	$102.2
Total preneed funeral contracts sold	22,185	18,620
Average revenue per contract sold	$5,540	$5,489

(1)
Other revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

Comparison of Second Quarter 2008 vs. 2007 Comparable Funeral Results
–
Comparable funeral revenue increased $8.8 million, or 2.5%, driven by a 4.4% increase in the average revenue per funeral service and higher GA revenue due to increased preneed funeral sales production. These increases were partially offset by a 2.6% decline in comparable funeral services performed. We believe this decline in volume is consistent with trends in our relevant markets and also reflects a continued decline in highly discounted, low-service cremation activities due to the implementation of our strategic pricing initiative.

–
Comparable funeral gross profit and gross margin percentage were down slightly as the increased revenue described above was offset by higher selling costs resulting from increased preneed funeral sales production, investments in new marketing initiatives, and a $1.8 million increase in energy-related costs in the second quarter of 2008.

–
In the face of a difficult economic environment, comparable preneed funeral sales production increased $20.7 million, or 20.3%. This was accomplished through an increase in the number of sales counselors as well as enhanced productivity from training and development initiatives.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”). We consider comparable operations for those owned for the entire period beginning January 1, 2007 and ending June 30, 2008.

(In millions)	Three Months Ended June 30,
	2008	2007
Comparable cemetery revenue:
Atneed revenue	$65.5	$67.5
Recognized preneed revenue	96.4	86.8
Other revenue (1)	23.3	24.6
Total comparable cemetery revenues	$185.2	$178.9

Comparable cemetery gross profit	$35.0	$32.1
Comparable cemetery gross margin percentage	18.9%	18.0%

Comparable preneed and atneed cemetery sales production:
Preneed and atneed sales	$173.3	$170.6
Recognition rate (2)	93.4%	90.4%

(1)	Other cemetery revenue is primarily related to endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installments contracts.
(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

Comparison of Second Quarter 2008 vs. 2007 Comparable Cemetery Results

–
Comparable cemetery revenues increased $6.3 million, or 3.5%, primarily due to increased cemetery sales production and higher property and merchandise recognition rates. These increases were partially offset by a decline in new cemetery property construction revenue as several large construction projects were completed in 2007 and not repeated in 2008, as well as $2.3 million less in cemetery perpetual care trust fund income.

–
Comparable cemetery gross profit was up $2.9 million, or 9.0% and gross margins improved to 18.9% from 18.0%. The increase in revenue described above was partially offset by a rise in energy-related costs of $1.0 million and higher selling costs related to additional sales counselors that resulted in improvements in sales production levels.

–	Comparable preneed and atneed cemetery property sales production increased $2.4 million, or 2.6% despite a difficult economic environment.

Other Financial Results

–
General and administrative expenses decreased $8.5 million for the three months ended June 30, 2008 due to $5.6 million of one-time transition and other expenses related to the acquisition of Alderwoods incurred in the second quarter of 2007, as well as a decrease in employee benefit expenses.

–
Interest expense decreased $2.9 million for the three months ended June 30, 2008 as a result of the repayment of $100 million of a bank term loan in the second quarter of 2007 and $50 million of our Series A Senior Notes in the fourth quarter of 2007.

Cash Flow and Capital Spending

Net cash provided by operating activities in the first half of 2008 was $116.5 million compared to $191.6 million in the first half of 2007. Included in the first half of 2008 were $3.3 million of Alderwoods transition costs and a federal tax payment of $90.0 million. Included in the first half of 2007 was $11.4 million of premiums paid on early extinguishment of debt and $19.5 million of Alderwoods transition costs. Excluding these items mentioned above, our operating cash flows decreased $12.7 million in the first half of 2008. As anticipated, this decrease reflects the sale of Mayflower Insurance Co., which contributed $17.3 million of operating cash flows from discontinued operations in the first half of 2007. After taking into account the sale of Mayflower, our operating cash flows were slightly above prior year and in line with our expectations.

A summary of our capital expenditures is set forth below:

(In millions)	Capital Expenditures
	Six Months Ended June 30,
	2008	2007
Capital improvements at existing locations	$37.1	$41.6
Development of cemetery property	23.0	22.4
Construction of new funeral home facilities and other growth capital	7.9	1.4
Total capital expenditures	$68.0	$65.4

TRUST FUND PERFORMANCE

A summary of our U.S. trust fund performance as of June 30, 2008 is set forth below:

	3 Months	6 Months
Preneed Funeral	1.3%	(4.0)%
Preneed Cemetery	1.3%	(4.7)%
Cemetery Perpetual Care	(1.7)%	(4.4)%
Combined Trust Funds	0.4%	(4.4)%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income and diluted earnings per share from continuing operations excluding special items to our reported diluted EPS. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended June 30,
	2008		2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income, as reported	$31.4	$.12	$15.2	$.05

After-tax reconciling items:
Losses on divestitures and impairment charges, net	4.6	.02	9.7	.03
Loss on early extinguishment of debt	-	-	7.0	.03
Alderwoods transition and other costs	-	-	2.7	.01
Discontinued operations	0.4	-	(2.2)	(.01)
Earnings from continuing operations excluding special items	$36.4	$.14	$32.4	$.11

(In millions, except diluted EPS)	Six Months Ended June 30,
	2008		2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income, as reported	$72.9	$.28	$52.8	$.18

After-tax reconciling items:
Losses on divestitures and impairment charges, net	14.2	.05	18.3	.06
Loss on early extinguishment of debt	-	-	8.4	.03
Alderwoods transition and other costs	0.7	-	9.7	.03
Discontinued operations	0.4	-	(5.1)	(.02)
Earnings from continuing operations excluding special items	$88.2	$.33	$84.1	$.28

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of liquidity prepared in accordance with GAAP.

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net cash provided by operating activities, as reported	$70.2	$63.7	$116.5	$191.6
One-time Alderwoods transition and other costs	-	11.7	3.3	19.5
Premiums paid on extinguishment of debt	-	10.7	-	11.4
United States federal transaction-related tax payment	-	-	90.0	-
Net cash provided by operating activities, excluding special items	$70.2	$86.1	$209.8	$222.5

Conference Call and Webcast

We will host a conference call on Thursday, August 7, 2008, at 9:00 a.m. Central Daylight Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (617) 597-5347 with the passcode of 72280018. In conjunction with the conference call, management will refer to supplemental information posted on our website. A webcast of the live conference call and the supplemental information can be accessed through our website at www.sci-corp.com in the Investors section. A replay of the conference call will be available through August 14, 2008 and can be accessed at (617) 801-6888 with the passcode of 65044791. Additionally, a replay of the conference call will be available on our website for approximately ninety days in the Investors section under the subheading “Webcasts/Presentations”.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.
•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.
•
The outcome of pending Internal Revenue Service audits. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be reversed through the tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2007 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At June 30, 2008, we owned and operated more than 1,300 funeral homes and 350 cemeteries (of which over 200 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088

Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues	$548,782	$565,492	$1,122,233	$1,173,047
Costs and expenses	(441,422)	(462,253)	(877,276)	(928,825)
Gross profit	107,360	103,239	244,957	244,222
General and administrative expenses	(21,658)	(30,159)	(46,733)	(65,387)
(Loss) gain on divestitures and impairment charges, net	(3,858)	9,743	(15,904)	2,063
Other operating income, net	1,691	—	585	—
Operating income	83,535	82,823	182,905	180,898
Interest expense	(33,311)	(36,165)	(67,380)	(73,762)
Loss on early extinguishment of debt	—	(12,122)	—	(14,480)
Equity in earnings of unconsolidated subsidiaries	—	5,559	—	6,270
Other income (expense), net	1,945	1,755	3,117	1,138
Income from continuing operations before income taxes	52,169	41,850	118,642	100,064
Provision for income taxes	(20,395)	(28,941)	(45,364)	(52,438)
Income from continuing operations	31,774	12,909	73,278	47,626
(Loss) income from discontinued operations, net of income tax benefit/(provision) of $195, ($1,223), $195, and ($1,960), respectively	(377)	2,209	(362)	5,134
Net income	$31,397	$15,118	$72,916	$52,760
Basic earnings per share:
Income from continuing operations	$.12	$.04	$.28	$.16
Income from discontinued operations, net of tax	—	.01	—	.02
Net income	$.12	$.05	$.28	$.18
Diluted earnings per share:
Income from continuing operations	$.12	$.04	$.28	$.16
Income from discontinued operations, net of tax	—	.01	—	.02
Net income	$.12	$.05	$.28	$.18
Basic weighted average number of shares	259,034	290,577	259,919	291,941
Diluted weighted average number of shares	262,575	296,124	263,712	297,480
Dividends declared per share	$.04	$.03	$.08	$.06

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(In thousands, except share amounts)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$104,700	$168,594
Receivables, net	90,936	113,793
Inventories	33,008	36,203
Deferred tax asset	73,182	73,182
Current assets held for sale	1,805	2,294
Other	27,480	27,261
Total current assets	331,111	421,327
Preneed funeral receivables and trust investments	1,398,503	1,434,403
Preneed cemetery receivables and trust investments	1,407,287	1,428,057
Cemetery property, at cost	1,458,945	1,451,666
Property and equipment, net	1,559,090	1,569,534
Non-current assets held for sale	120,999	122,626
Goodwill	1,227,624	1,198,153
Deferred charges and other assets	441,141	400,734
Cemetery perpetual care trust investments	863,284	905,744
	$8,807,984	$8,932,244
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$294,707	$343,392
Current maturities of long-term debt	51,289	36,594
Current liabilities held for sale	201	149
Income taxes	262	46,305
Total current liabilities	346,459	426,440
Long-term debt	1,828,511	1,820,106
Deferred preneed funeral revenues	579,476	526,668
Deferred preneed cemetery revenues	765,275	753,876
Deferred income taxes	147,776	140,623
Non-current liabilities held for sale	89,654	91,928
Other liabilities	388,605	383,642
Non-controlling interest in funeral and cemetery trusts	2,334,152	2,390,288
Non-controlling interest in cemetery perpetual care trusts	871,667	906,590
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 257,164,644 and 262,858,169, issued and outstanding (net of 8,896,829 and 1,961,300 treasury shares, at par)	257,165	262,858
Capital in excess of par value	1,814,724	1,874,600
Accumulated deficit	(750,923)	(797,965)
Accumulated other comprehensive income	135,443	152,590
Total stockholders’ equity	1,456,409	1,492,083
	$8,807,984	$8,932,244

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Six months ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$72,916	$52,760
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	362	(5,134)
Loss on early extinguishment of debt	—	14,480
Premiums paid on early extinguishment of debt	—	(11,368)
Depreciation and amortization	68,008	73,799
Amortization of cemetery property	16,526	17,800
Amortization of loan costs	1,863	3,617
Provision for doubtful accounts	3,915	6,688
Provision for deferred income taxes	28,079	38,024
Loss (gain) on divestitures and impairment charges, net	15,904	(2,063)
Share-based compensation	5,256	5,980
Excess tax benefits from share-based awards	(2,170)	(4,123)
Equity in earnings of unconsolidated subsidiaries	—	(6,270)
Other operating income, net	(585)	—
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	6,484	(5,222)
Increase in other assets	(10,069)	(12,196)
Decrease in payables and other liabilities	(128,320)	(40,626)
Net effect of preneed funeral productions and maturities	11,294	13,004
Net effect of preneed cemetery productions and maturities	27,049	35,455
Other	—	(329)
Net cash provided by operating activities from continuing operations	116,512	174,276
Net cash provided by operating activities from discontinued operations	—	17,279
Net cash provided by operating activities	116,512	191,555
Cash flows from investing activities:
Capital expenditures	(68,035)	(65,392)
Proceeds from divestitures and sales of property and equipment	12,831	214,494
Acquisitions	(7,871)	(212)
Net deposits of restricted funds and other	(21,477)	(238)
Net cash (used in) provided by investing activities from continuing operations	(84,552)	148,652
Net cash provided by (used in) investing activities from discontinued operations	858	(8,546)
Net cash (used in) provided by investing activities	(83,694)	140,106
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	72,000	398,996
Debt issuance costs	—	(6,443)
Payments of debt	(54,367)	(2,152)
Principal payments on capital leases	(12,013)	(13,807)
Early extinguishment of debt	—	(422,641)
Purchase of Company common stock	(79,470)	(103,598)
Proceeds from exercise of stock options	3,596	13,189
Excess tax benefits from share-based awards	2,170	4,123
Payments of dividends	(20,879)	(17,645)
Bank overdrafts and other	(6,714)	2,211
Net cash used in financing activities from continuing operations	(95,677)	(147,767)
Net cash used in financing activities from discontinued operations	—	(2,113)
Net cash used in financing activities	(95,677)	(149,880)
Effect of foreign currency	(1,035)	1,124
Net (decrease) increase in cash and cash equivalents	(63,894)	182,905
Cash and cash equivalents at beginning of period	168,594	39,880
Cash and cash equivalents at end of period	$104,700	$222,785